CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Schedule TO of our reports dated September 17, 2007 and September 13, 2006, on the financial statements and financial highlights of Hyperion Brookfield Collateralized Securities Fund, Inc., included in the Fund's July 31, 2007 and 2006 Annual Reports to Shareholders and which is incorporated by reference into such Schedule TO.


                                       /s/ Briggs, Bunting & Dougherty, LLP
                                       ---------------------------------------
                                       BRIGGS, BUNTING & DOUGHERTY, LLP



Philadelphia, Pennsylvania
January 2, 2008